Exhibit 1.1

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.,

as Issuer

WHIRLPOOL CORPORATION,

as Parent Guarantor

€500,000,000

1.250% Senior Notes due 2026

WHIRLPOOL CORPORATION

Underwriting Agreement

October 28, 2016

To the several Underwriters named in Schedule 1 hereto

c/o	BNP Paribas

10 Harewood Avenue

London NW1 6AA

United Kingdom

ING Bank N.V.

Foppingadreef 7

1102 BD Amsterdam

The Netherlands

Mizuho International plc

Mizuho House, 30 Old Bailey

London EC4M 7AU

United Kingdom

As representatives of the several Underwriters (the “Representatives”)

Ladies and Gentlemen:

Whirlpool Finance Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ register under number B 209.573 (the “Issuer”) and an indirect, wholly-owned subsidiary of Whirlpool Corporation, a Delaware corporation (the “Parent Guarantor”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule 1 hereto of €500,000,000 aggregate principal amount of its 1.250% Senior Notes due 2026 (the “Notes”). The Notes will be issued pursuant to an indenture, to be dated as of November 2, 2016 (the “Indenture”), among the Issuer, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”). Pursuant to the Indenture, the Parent Guarantor has agreed to irrevocably and unconditionally guarantee on a senior basis (the “Guarantee” and, together with the Notes, the “Securities”), to each holder of Notes, (i) the full and prompt payment of the principal of and any premium, if any, on any Notes when and as the same shall become due, whether at the maturity thereof, by acceleration, redemption or otherwise and (ii) the full and prompt payment of any interest on any Notes when and as the same shall become due and payable. In connection with the issuance of the Securities, the Issuer will enter into a paying agency agreement (the “Paying Agency Agreement”), to be dated as of November 2, 2016, among the Issuer, Elavon Financial Services DAC, UK Branch as Paying Agent, and Elavon Financial Services DAC, UK Branch, as Transfer Agent, Elavon Financial Services DAS, as Registrar and U.S. Bank National Association, as Trustee.

1. Registration Statement. The Parent Guarantor has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-203704), as amended by post-effective amendment no.1 thereto filed by the Parent Guarantor and the Issuer, including a prospectus (the “Base Prospectus”), relating to the debt securities to be issued from time to time by the Issuer, including the Notes, guarantees of the Parent Guarantor, including the Guarantee, and other securities of the Parent Guarantor. The Parent Guarantor and the Issuer have also filed, or propose to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the exhibits thereto and the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement;” and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used to confirm sales (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement, if any, specifically relating to the Securities together with the Base Prospectus. Any references herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 9:00 a.m. New York City time on October 28, 2016 (the “Time of Sale”). The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Parent Guarantor under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the Time of Sale which are deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement, the term “Effective Time” means each effective date of the Registration Statement with respect to the offering of Securities, as determined for purposes of Section 11 of the Securities Act.

2. Purchase of the Securities by the Underwriters. (a) The Issuer agrees to issue and sell the Securities to the several Underwriters named in Schedule 1 hereto, the Parent Guarantor agrees to irrevocably and unconditionally guarantee the Notes in the manner provided herein, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price equal to 98.261% of the principal amount of the Notes, plus accrued interest, if any, from November 2, 2016 to the Closing Date (as defined below). The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The net purchase price for all the Notes to be purchased as provided herein will be paid by the Representatives to the Issuer at 10:00 A.M., London time, on November 2, 2016, or at such other time or place on the same or such other date as the Issuer and the Representatives may agree (the “Closing Date”), with any transfer taxes payable in connection with the sale of the Notes to be duly paid by the Issuer, against the delivery of a global certificate, substantially in the form provided in the Indenture (the “Registered Global Certificate”), duly executed and registered in the name of a nominee for Euroclear Bank SA/NV (“Euroclear”) or, as the case may be, Clearstream Banking S.A. (“Clearstream”) acting in the capacity of common safekeeper for the Securities (the “Common Safekeeper”) and the registration of the holdings of the Securities represented by the Registered Global Certificate in the register maintained by the registrar for the Securities. The Registered Global Certificate will be made available for inspection by the Representatives not later than 12:00 P.M., New York time, on the business day prior to the Closing Date.

(c) Against delivery of the Registered Global Certificate, the Representatives will, on the Closing Date, give instructions to Elavon Financial Services DAC, UK Branch in its capacity as common service provider for the Securities to arrange for the payment to the Issuer on the Closing Date of the net purchase price for the Securities as aforesaid.

(d) Each of the Issuer and the Parent Guarantor acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Parent Guarantor with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Parent Guarantor or any other person. Additionally, no such Underwriter is advising the Issuer or the Parent Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Parent Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Issuer and the Parent Guarantor with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Issuer or the Parent Guarantor, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or the Parent Guarantor.

3. Representations and Warranties of the Issuer and the Parent Guarantor. Each of the Parent Guarantor and the Issuer, jointly and severally, represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. Each of the Parent Guarantor and the Issuer meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer or the Parent Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Issuer’s or Parent Guarantor’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Parent Guarantor or the Issuer or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each of the Parent Guarantor and the Issuer makes no representation and warranty as to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) the information contained in or omitted from the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Issuer, by or on behalf of any or all the Underwriters, through the Representatives specifically for inclusion therein.

(b) The Indenture. The Indenture has been duly authorized by the Parent Guarantor and the Issuer, is duly qualified under the Trust Indenture Act and, when executed and delivered by the Parent Guarantor and the Issuer, will constitute a valid and legally binding agreement of the Parent Guarantor and the Issuer enforceable against the Parent Guarantor and the Issuer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equity principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(c) No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Securities as contemplated by this Underwriting Agreement and the approval of the Securities for listing on the Official List of the Irish Stock Exchange plc (the “ISE”) and for trading on the Global Exchange Market of the ISE and such other approvals as have been obtained.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated October 27, 2016 (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule 2 hereto and (iii) the term sheet attached as Schedule 3 hereto. As of the Time of Sale, the Disclosure Package (i) will conform in all material respects to the requirements of the Securities Act and (ii) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Parent Guarantor and the Issuer by any Underwriter through the Representatives specifically for use therein.

(e) Issuer Free Writing Prospectus. (1) Neither the Parent Guarantor nor the Issuer (including their respective agents and representatives, other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to or will prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Parent Guarantor or the Issuer or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 2 hereto and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. To the extent required pursuant to Rule 433(d) under the Securities Act, any such Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, complies or will comply in all material respects with the requirements of the Securities Act and has been, or will be filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) under the Securities Act); and (2) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities under this Agreement or until any earlier date that the Parent Guarantor or the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, either the Parent Guarantor or the Issuer has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided that each of the Parent Guarantor and the Issuer makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Parent Guarantor and the Issuer in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(f) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Status Under the Securities Act. The Parent Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act (A) at the time of filing the Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purpose of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, by a report incorporated by reference therein filed pursuant to Section 13 or 15(d) of the Exchange Act or by form of prospectus filed pursuant to the Securities Act), and (C) at the time the Parent Guarantor or Issuer or any person acting on either the Parent Guarantor’s or the Issuer’s behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act; and the each of the Parent Guarantor and the Issuer was not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the earliest time after the filing of the Registration Statement that the Parent Guarantor, the Issuer or any Underwriter made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities.

(h) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Parent Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as disclosed therein), and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Parent Guarantor and its subsidiaries and presents fairly the information shown thereby; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus presents fairly the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i) No Material Adverse Effect. Since the date of the most recent financial statements of the Parent Guarantor included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Parent Guarantor nor the Issuer nor any of the Parent Guarantor’s Significant Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Parent Guarantor and its subsidiaries, considered as a whole, and (ii) there has not been any material change in the capital stock or long-term debt of the Parent Guarantor and any of its subsidiaries, considered as a whole, or any material adverse change, or any development involving an impending material adverse change, in the general affairs, financial position, stockholders’ equity or results of operations of the Parent Guarantor and its subsidiaries, taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus. “Significant Subsidiaries” means, collectively, each of 1900 Holdings Corporation, a Delaware corporation, Kitchenaid Delaware, Inc., a Delaware corporation, and Whirlpool S.A., a Brazilian company.

(j) Organization and Good Standing of the Issuer. The Issuer has been duly incorporated and exists as a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties and where the failure to so qualify would have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Parent Guarantor and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k) Organization and Good Standing of the Parent Guarantor and the Significant Subsidiaries. The Parent Guarantor and each of its Significant Subsidiaries has been duly organized and is a validly existing entity in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power, as applicable, and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties and where the failure to so qualify would have a Material Adverse Effect.

(l) The Notes. The Notes have been duly authorized by the Issuer and the Parent Guarantor and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) The Guarantee. The Guarantee has been duly authorized by the Parent Guarantor and, when the Notes are executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein and the Guarantee is executed and delivered as provided in the Indenture, the Guarantee will constitute the valid and legally binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n) Underwriting Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and the Parent Guarantor.

(o) Paying Agency Agreement. The Paying Agency Agreement has been duly authorized by the Issuer and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions.

(p) No Violation or Default. None of the execution or delivery of this Underwriting Agreement by the Issuer or the Parent Guarantor or the Paying Agency Agreement by the Issuer, the consummation of the transactions contemplated hereby, the execution and delivery of the Indenture and the issue and sale of the Securities by the Issuer, or compliance by the Issuer with all of the Provisions of the Paying Agency Agreement or by the Parent Guarantor and the Issuer with all of the provisions of this Underwriting Agreement, the Indenture and the Securities will conflict with or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, encumbrance or charge upon any property or asset of the Parent Guarantor or the Issuer or any of the Parent Guarantor’s Significant Subsidiaries under, (i) the certificate of incorporation or by-laws of the Parent Guarantor or the Issuer or any of the Parent Guarantor’s Significant Subsidiaries, (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Parent Guarantor or the Issuer or any of the Parent Guarantor’s Significant Subsidiaries is a party or by which any of them is bound or to which any of their respective properties is subject, or (iii) any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Parent Guarantor or the Issuer or any of the Parent Guarantor’s Significant Subsidiaries or any of their respective properties, except in each case for such breaches, violations, creations or impositions as would not have a Material Adverse Effect.

(q) Legal Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Parent Guarantor, the Issuer or any of the Parent Guarantor’s Significant Subsidiaries is a party or to which any property of the Parent Guarantor, the Issuer or any of the Parent Guarantor’s Significant Subsidiaries is subject other than litigation or other proceedings which, in the opinion of the Parent Guarantor, will not in the aggregate have a Material Adverse Effect; and, to the knowledge of the Parent Guarantor’s and the Issuer’s officers, no such proceedings are threatened or contemplated by governmental authorities; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement that are not so described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus.

(r) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Parent Guarantor and its subsidiaries, is an independent registered public accounting firm with respect to the Parent Guarantor and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s) Properties. The principal manufacturing and service facilities referred to in the Parent Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2015 under the caption “Properties” are either owned or leased by the Parent Guarantor or one of its subsidiaries and, if owned, are held under good title, subject to no defects or encumbrances which would materially interfere with the conduct of the business of the Parent Guarantor and its subsidiaries considered as a whole and, if leased, are held under valid and enforceable leases with no exceptions which would materially interfere with such conduct.

(t) Disclosure Controls. The Parent Guarantor and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Parent Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Parent Guarantor and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(u) Accounting Controls. The Parent Guarantor and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Parent Guarantor’s internal controls.

(v) Sarbanes-Oxley Act. There is and has been no failure on the part of either the Parent Guarantor or the Issuer, or any of the Parent Guarantor’s or Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(w) Compliance with Environmental Laws. (i) Except as disclosed in the Registration Statement, the Prospectus, and the Disclosure Package, and in the case of each of (a), (b) and (c) below, excluding any failure to comply, or failure to receive required permits, licenses or other authorizations or approvals, and excluding any cost or liability for investigation or remediation that, individually or in the aggregate, would not have a Material Adverse Effect, the Parent Guarantor and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses,; and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) except as disclosed in the Registration Statement, the Prospectus, and the Disclosure Package, there are no material costs or liabilities associated with Environmental Laws of or relating to the Parent Guarantor or its subsidiaries.

(x) Investment Company. Neither the Parent Guarantor nor the Issuer is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, neither will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) No Stabilization. (i) Neither the Parent Guarantor nor the Issuer nor any of their affiliates nor any person acting on their behalf (other than the Underwriters, as to whom the Parent Guarantor and the Issuer make no representation) has taken, directly or indirectly, any action designed to cause or that constituted or that might reasonably be expected to cause or constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Parent Guarantor or the Issuer to facilitate the sale or resale of the Securities; (ii) neither the Parent Guarantor nor the Issuer has issued or will issue, without the prior consent of the Representatives, on behalf of the Underwriters, any press or other public announcement referring specifically to the proposed issue of, or the terms of, the Securities unless the announcement adequately discloses that stabilizing action may take place in relation to the Securities (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Parent Guarantor, the Issuer, the Underwriters, the Representatives or any other entity undertaking stabilization in connection with the issue of the Securities) and the Parent Guarantor and the Issuer confirms the authority of BNP Paribas to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures.

(z) No Unlawful Contributions or Other Payments. Neither the Parent Guarantor nor any of its subsidiaries nor, to the knowledge of the Parent Guarantor or the Issuer, any director, officer, agent, employee or controlled affiliate of the Parent Guarantor or any of its subsidiaries is aware of, or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) that would be material in the context of this transaction, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Parent Guarantor and its subsidiaries have conducted their businesses in compliance in all material respects therewith and have instituted and maintain policies and procedures designed to ensure compliance in all material respects therewith.

(aa) No Conflict with OFAC Laws. None of the Parent Guarantor, any of its subsidiaries or, to the knowledge of the Parent Guarantor or the Issuer, any director, officer, employee or controlled affiliate of the Parent Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), and the Parent Guarantor and the Issuer will not knowingly, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC1.

(bb) No Conflict with Money Laundering Laws. The operations of the Parent Guarantor and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Guarantor or any of its subsidiaries, that would be material in the context of this transaction with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent Guarantor or the Issuer, threatened.

[1]	The representations in Section 3(aa) shall only be deemed to be given to UniCredit Bank AG to the extent that it does not result in a breach and/or violation of or a conflict with any applicable anti-boycott statute such as (i) EU Regulation (EC) 2271/96 or (ii) section 7 foreign trade ordinance (AWV) (Außenwirtschaftsverordnung).

(cc) Local Qualification. It is not necessary under the laws of Luxembourg (i) to enable any holder of Notes to enforce their respective rights under the Indenture, the Notes or the Guarantee, provided that they are not otherwise engaged in business in Luxembourg, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, the Indenture or the offering or sale of the Securities, for any holder of Notes or the Parent Guarantor or the Issuer to be licensed, qualified or entitled to carry out business in Luxembourg.

(dd) Form of Transaction Documents. This Agreement, the Indenture, the Notes, the Paying Agency Agreement and other documents or instruments to be furnished hereunder or thereunder are in proper form under the laws of Luxembourg for the enforcement thereof against the Parent Guarantor or the Issuer, as applicable, and to ensure the legality, validity, enforceability or accessibility into evidence in Luxembourg of each such document or instrument, it is not necessary that any such document or instrument to be furnished hereunder or thereunder be filed or recorded with any court or other authority in Luxembourg.

(ee) Residency of Issuer. The Issuer is a resident of Luxembourg for tax purposes.

(ff) Submission to Jurisdiction; Agent for Service of Process. The Issuer has the power to submit, and pursuant to Section 16(e) of this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 16(e) of this Agreement), and has the power to designate, appoint and empower, and pursuant to Section 16(e) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or in any of the Specified Courts.

(gg) Immunity from Jurisdiction. Neither the Issuer nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Luxembourg.

4. Further Agreements of the Parent Guarantor and the Issuer. Each of the Parent Guarantor and the Issuer covenants and agrees, jointly and severally, with each Underwriter that:

(a) Filings with the Commission. The Parent Guarantor and the Issuer will file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Parent Guarantor and the Issuer will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule 3 to the Underwriting Agreement) to the extent required by Rule 433 under the Securities Act; and the Parent Guarantor and the Issuer will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second day succeeding the date of this Underwriting Agreement in such quantities as the Representatives may reasonably request. If at any time when Securities remain unsold by the Underwriters the Parent Guarantor or the Issuer receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Parent Guarantor and the Issuer will (i) promptly notify the Underwriters and (ii) subject to paragraph (c), promptly take such action as shall be necessary to permit the public offering and sale of the Securities to continue as soon as practicable after receipt of such notice.

(b) Delivery of Copies. The Parent Guarantor and the Issuer will deliver, without charge to the Underwriters and counsel for the Underwriters (i) copies of the Registration Statement (including exhibits thereto); (ii) copies of the Preliminary Prospectus and any amendments or supplements thereto, and the Parent Guarantor and the Issuer hereby consent to the use of such copies for purposes permitted by the Securities Act; and (iii) during the Prospectus Delivery Period, such number of copies of the Prospectus and any amendments or supplements thereto as such Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package, the Parent Guarantor and the Issuer will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Parent Guarantor and the Issuer will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Parent Guarantor or the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Parent Guarantor and the Issuer will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Disclosure Package. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Parent Guarantor and the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Disclosure Package will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Parent Guarantor and the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Parent Guarantor and the Issuer will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, will arrange for the determination of the legality of the Securities for purchase by institutional investors and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Parent Guarantor or the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) Book-Entry. The Parent Guarantor and the Issuer will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the Clearstream and Euroclear.

(i) Clear Market. The Parent Guarantor and the Issuer will not during the period from the date hereof through and including the Closing Date, without the prior written consent of the Representatives, offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Parent Guarantor, the Issuer or any affiliate of the Parent Guarantor or the Issuer or any person in privity with the Parent Guarantor or the Issuer or any affiliate of the Parent Guarantor or the Issuer), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Issuer or the Parent Guarantor (other than the Securities, borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper).

(j) No Stabilization. (i) Neither the Parent Guarantor nor the Issuer will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Parent Guarantor or the Issuer to facilitate the sale or resale of the Securities; (ii) neither the Parent Guarantor nor the Issuer will issue, without the prior consent of the Representatives, on behalf of the Underwriters, any press or other public announcement referring specifically to the proposed issue of, or the terms of, the Securities unless the announcement adequately discloses that stabilizing action may take place in relation to the Securities (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Parent Guarantor, the Issuer, the Underwriters, the Representatives or any other entity undertaking stabilization in connection with the issue of the Securities.)

(k) Use of Proceeds. The Parent Guarantor and its subsidiaries will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(l) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Underwriting Agreement, and prior to the Closing Date, the Issuer and the Parent Guarantor will promptly notify the Representatives by telephone or telecopy of (i) any decrease in the rating of the Securities or any other debt securities of the Parent Guarantor or the Issuer by Moody’s Investors Service, Inc., S&P Global Ratings, a division of McGraw-Hill Financial, Inc., Fitch Ratings Ltd. or if such entities no longer are providing such ratings, any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or (ii) any written notice received from Moody’s Investors Service, Inc., S&P Global Ratings, a division of McGraw-Hill Financial, Inc., Fitch Ratings Ltd. or if such entities no longer are providing the ratings referred to in (i), any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) of any intended or contemplated decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Earning Statement. As soon as practicable, the Parent Guarantor will make generally available to its security holders, and to the Representatives, an earning statement or statements of the Parent Guarantor and its subsidiaries which satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(n) Filing of Exchange Act Documents. The Parent Guarantor will file promptly all reports and any definitive proxy or information statements required to be filed by the Parent Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

(o) Record Retention. Each of the Parent Guarantor and the Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p) Listing. Each of the Issuer and the Parent Guarantor will use its reasonable best efforts to obtain the listing of the Securities on the Official List of the ISE and the admission to trading of the Securities on the Global Exchange Market of the ISE by no later than 30 days after the Closing Date. Unless required for the purposes of the listing of the Securities as aforesaid, (in which case the Issuer and the Parent Guarantor shall obtain the prior written consent of the Underwriters), the applicable listing document shall not refer to the Underwriters.

(q) Stabilization. In connection with the issuance of the Securities, the Parent Guarantor and the Issuer hereby authorizes one or more of the Underwriters (each a “Stabilizing Manager” and, together, the “Stabilizing Managers”) (or any person acting on behalf of the Stabilizing Managers) to over-allot securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail in accordance with applicable laws and regulations. However, the Parent Guarantor and the Issuer acknowledge and agree that there may not necessarily occur any stabilization action. The Parent Guarantor and the Issuer hereby acknowledge and agree that any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. In addition, each of the Parent Guarantor and the Issuer confirms the authority of BNP Paribas to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Parent Guarantor or the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Parent Guarantor or the Issuer) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission or is not required to be retained by either of the Parent Guarantor or the Issuer pursuant to Rule 433, (ii) a term sheet substantially in the form of Schedule 3, (iii) any Issuer Free Writing Prospectus listed on Schedule 2 or prepared pursuant to Section 3(e) or Section 4(c) above (including any electronic road show), or (iv) any free writing prospectus prepared by such underwriter and approved by each of the Parent Guarantor and the Issuer in advance in writing (each such free writing prospectus referred to in clauses (i) or (iv), an “Underwriter Free Writing Prospectus”).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Parent Guarantor and the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by each of the Parent Guarantor and the Issuer of their covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission, and no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of each of the Parent Guarantor and the Issuer contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date; and the statements of the each of the Parent Guarantor and the Issuer and its officers made in any certificates delivered pursuant to this Underwriting Agreement shall be true and correct in all material respects on and as of the Closing Date.

(c) No Material Adverse Effect. Subsequent to the execution and delivery of this Underwriting Agreement, or, if earlier, the date of the latest financial statements included in the Disclosure Package and the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Parent Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to market the Securities as contemplated by this Underwriting Agreement, the Disclosure Package and the Prospectus.

(d) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date (1) a certificate of the Parent Guarantor, signed by the chairman of the board, any president or vice president (whether or not designated by a number or word added before or after the title vice president) and the principal financial or accounting officer of the Parent Guarantor and (2) a certificate of the Issuer, signed by a manager of its Board of Managers or an executive officer of the Issuer, each certificate to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and, that, (i) the representations and warranties of the Parent Guarantor and the Issuer, as applicable, set forth in Section 3 hereof are true and correct in all material respects on and as of the Closing Date and each of the Parent Guarantor and the Issuer, as applicable, has substantially complied with all agreements and substantially satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) to the effect set forth in paragraphs (a) and (c) above.

(e) Comfort Letters. On the date of this Underwriting Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Parent Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion of In-House Counsel for the Parent Guarantor and the Issuer. Bridget K. Quinn, Corporate Secretary and Group Counsel of the Parent Guarantor, shall have furnished to the Underwriters, at the request of the Parent Guarantor and the Issuer, her written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(g) Opinion of Counsel for the Parent Guarantor and the Issuer. The Parent Guarantor and the Issuer shall have furnished to the Underwriters (i) the opinion and negative assurance letter of Kirkland & Ellis LLP, as counsel for the Parent Guarantor and the Issuer, dated the Closing Date, to the effect set forth in Annex B hereto and (ii) the opinion of Baker & McKenzie LLP, as counsel for the Issuer, dated the Closing Date, to the effect set forth in Annex C hereto.

(h) Opinion of Counsel for the Underwriters. The Underwriters shall have received from Mayer Brown LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus, the Disclosure Package and other related matters as the Representatives may reasonably require, and each of the Parent Guarantor and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) Clearance. The Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.

(j) Additional Documents. On or prior to the Closing Date, each of the Parent Guarantor and the Issuer shall have furnished to the Representatives such further information, documents, certificates and opinions of counsel as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Underwriting Agreement and all obligations of any Underwriter hereunder may be canceled at any time by such Underwriter. Notice of such cancellation shall be given to the Parent Guarantor and the Issuer in writing or by telephone or telegraph confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Mayer Brown LLP, counsel for the Underwriters, at 71 South Wacker Drive, Chicago, Illinois 60606, on the date hereof.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. Each of the Parent Guarantor and the Issuer agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers or employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which each Underwriter, its affiliates, directors, officers or employees and each person, if any, who controls such Underwriter may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package (or any part thereof), the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or in any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Parent Guarantor and the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Parent Guarantor and the Issuer by or on behalf of any Underwriter specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Parent Guarantor and the Issuer may otherwise have. If either of the Parent Guarantor or the Issuer shall default in its obligations to deliver the Securities, the Parent Guarantor and the Issuer shall, jointly and severally, indemnify and hold each Underwriter harmless against any loss, claim or damage arising from or as a result of such default by the Parent Guarantor or the Issuer.

(b) Indemnification of the Parent Guarantor and the Issuer. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Parent Guarantor and the Issuer, each of its respective employees and directors, each of its respective officers who signs the Registration Statement and each person who controls the Parent Guarantor or the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Parent Guarantor and the Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Parent Guarantor and the Issuer by the Representatives on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which each Underwriter may otherwise have. Each of the Parent Guarantor and the Issuer acknowledges that the following constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the documents referred to in the foregoing indemnity: (i) the information in the table on page S-38 of the Prospectus listing the “Underwriters” and the “Principal Amount of Notes”; and (ii) the third, eighth and ninth paragraphs, and fifth sentence of the seventh paragraph each under the caption “Underwriting (Conflicts of Interest)” beginning on page S-38 of the Prospectus, and the Representatives confirm that such statements are correct.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and an additional local counsel, if needed, approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution and Limitation on Liability. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms, but is held by a court to be unavailable or insufficient in whole or in part to hold harmless an indemnified party for any reason, the Parent Guarantor, the Issuer and each Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Parent Guarantor, the Issuer and one or more Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Parent Guarantor and the Issuer, on the one hand, and each Underwriter, on the other hand, from the offering of the Securities from which such Losses arise; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the commissions received by such Underwriter in connection with the Securities from which such Losses arise. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Parent Guarantor and the Issuer and each Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Parent Guarantor and the Issuer, on the one hand, and of each Underwriter, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Parent Guarantor and the Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Securities from which such Losses arise, and benefits received by each Underwriter shall be deemed to be equal to the total commissions received by such Underwriter in connection with the Securities from which such Losses arise. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Parent Guarantor, the Issuer or any Underwriter. The Parent Guarantor, the Issuer and each Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer and employee of any Underwriter shall have the same rights to contribution as such Underwriter and each person who controls the Parent Guarantor or the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Parent Guarantor or the Issuer who shall have signed the Registration Statement and each director, officer or employee of either the Parent Guarantor or the Issuer shall have the same rights to contribution as the Parent Guarantor or the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from other obligation it or they may have hereunder or otherwise than under this paragraph (d).

8. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Parent Guarantor or the Issuer, if after the execution and delivery of this Underwriting Agreement and prior to the Closing Date (i) there shall have occurred, any change, or any development involving a prospective change, in or affecting the business or properties of the Parent Guarantor and its subsidiaries, taken as a whole, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical to proceed with the offering or delivery of the Securities, (ii) there shall have been, any decrease in the rating of any of the Parent Guarantor’s or Issuer’s debt securities by Moody’s Investors Service, Inc., S&P Global Ratings, a division of McGraw-Hill Financial, Inc., Fitch Ratings Ltd. or if such entities no longer are providing such ratings, any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any formal notice given of any intended or contemplated decrease in any such rating, (iii) trading in the Parent Guarantor’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (v) a banking moratorium shall have been declared either by Federal or New York State authorities or (vi) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement subsequent to such event).

9. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Parent Guarantor and the Issuer on the terms contained in this Underwriting Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Parent Guarantor and the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Parent Guarantor and the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Parent Guarantor and the Issuer or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Parent Guarantor and the Issuer agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Underwriting Agreement, the term “Underwriter” includes, for all purposes of this Underwriting Agreement unless the context otherwise requires, any person not listed in this Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Parent Guarantor and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Parent Guarantor and the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Parent Guarantor and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Parent Guarantor and the Issuer shall not exercise the right described in paragraph (b) above, then this Underwriting Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Underwriting Agreement pursuant to this Section 9 shall be without liability on the part of the Parent Guarantor or the Issuer, except that the Parent Guarantor and the Issuer will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Parent Guarantor or the Issuer or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Parent Guarantor and the Issuer, jointly and severally, will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the copying and distribution of the Indenture and the Paying Agency Agreement and, in each case, the preparation of the certificates representing the Securities; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package and the Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Underwriting Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the securities or blue sky laws of such jurisdictions as the Representatives may designate (including filing fees) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vii) the transportation and other expenses incurred by or on behalf of Parent Guarantor or Issuer representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Parent Guarantor’s accountants and the fees and expenses of counsel (including local and special counsel) for the Parent Guarantor; (ix) any fees charged by securities rating services for rating the Securities; (x) the fees and expenses of the Trustee and any agent of the Trustee, including any paying agent, and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (xi) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by the Financial Industry Regulatory Authority, Inc.; (xii) all fees and expenses (including reasonable fees and expenses of counsel) in connection with the approval of the Securities by Clearstream and Euroclear for book-entry transfer; (xiii) all fees and expenses in connection with the listing of the Securities on the Official List of the ISE and the admission of the Securities to the Global Exchange Market of the ISE; and (xiv) all other costs and expenses incurred by either of the Parent Guarantor or the Issuer incident to the performance by the Parent Guarantor and the Issuer of its obligations hereunder. It is understood, however, that except as provided in this Section 10 and Section 7, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

(b) If (i) this Underwriting Agreement is terminated pursuant to Section 8, (ii) the Parent Guarantor or the Issuer for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Underwriting Agreement, each of the Parent Guarantor and the Issuer agrees, jointly and severally, to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Underwriting Agreement and the offering contemplated hereby.

11. Stabilization. If an Underwriter (or persons acting on its behalf), in connection with the distribution of the Securities, offers Securities in excess of the aggregate principal amount to be issued or effects transactions with a view to supporting the market price of the Securities at levels other than those which might otherwise prevail in the open market, such person(s) shall not in doing so be deemed to act as an agent of either the Parent Guarantor or the Issuer. Neither the Parent Guarantor nor the Issuer will as a result of any action taken by an Underwriter (or persons acting on its behalf) under this clause be obliged to issue Securities in excess of the aggregate amount of Securities to be issued under this Agreement, nor shall the Parent Guarantor or the Issuer be liable for any loss, or entitled to any profit, arising from any excess offers or stabilization.

12. Agreement Among Managers. By executing this Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the ICMA Agreement Among Managers Version 1 (Fixed-Price Non-Equity Related Issues)/New York Law Schedule (the “AMM”), save that clause 3 of the AMM shall not apply and, in the event of any conflict between the provisions of the AMM and this Agreement, the terms of this Agreement shall prevail. For the purposes of the AMM, “Managers” means the Underwriters and the “Lead Managers” means the Representatives, “Settlement Lead Manager” and “Stabilizing Manager” means BNP Paribas and “Subscription Agreement” means the Underwriting Agreement.

13. Persons Entitled to Benefit of Agreement. This Underwriting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Underwriting Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Parent Guarantor, the Issuer and the Underwriters contained in this Underwriting Agreement or made by or on behalf of either of the Parent Guarantor or the Issuer or the Underwriters pursuant to this Underwriting Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Underwriting Agreement or any investigation made by or on behalf of the Parent Guarantor, the Issuer or the Underwriters.

15. Certain Defined Terms. For purposes of this Underwriting Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at BNP Paribas, 10 Harewood Avenue, London NW1 6AA, United Kingdom, Attention: Fixed Income Syndicate (fax no.: +44 (0) 20 7595 2555); ING Bank N.V., Foppingadreef 7, 1102 BD Amsterdam, The Netherlands, Attention: DCM Origination / TRC 00.014 (fax: +31 20 565 8515); and Mizuho International plc, Mizuho House, 30 Old Bailey, London EC4M 7AU, United Kingdom, Attention: DCM (fax no.: +44 207 651 2563). Notices to the Parent Guarantor or the Issuer shall be given to it at 2000 North M-63, Benton Harbor, Michigan 49022-2692, (fax no. (269) 923-5515); Attention: Treasurer, or if different, to the address set forth in this Underwriting Agreement.

(c) Contractual Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any BRRD Party and the Parent Guarantor and the Issuer, each of the Parent Guarantor and the Issuer acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(1) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to the Parent Guarantor and the Issuer under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the Parent Guarantor and the Issuer of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(2) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Agreement:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means any Underwriter subject to Bail-in Powers.

“BRRD Liability” means a liability in respect of which the relevant Write-Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

(d) Taxes. All payments to be made by the Issuer under this Underwriting Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by the Grand Duchy of Luxembourg or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Issuer will increase the amount paid so that the full amount of such payment is received by the Underwriters.

(e) Governing Law; Waiver of Jury Trial. This Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Parent Guarantor, the Issuer and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(f) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Issuer irrevocably appoints Parent Guarantor’s Corporate Secretary at the Parent Guarantor’s principal executive offices at 2000 North M-63, Benton Harbor, Michigan 49022 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(g) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Underwriting Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

(j) Counterparts. This Underwriting Agreement may be executed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Underwriting Agreement by signing in the space provided below.

Very truly yours,

WHIRLPOOL FINANCE LUXEMBOURG S.À. R.L., as Issuer

By:	/s/ Lucianna Raffaini Carvalho
Name:	Lucianna Raffaini Carvalho
Title:	Manager

WHIRLPOOL CORPORATION, as Parent Guarantor

By:	/s/ John F. Geddes
Name:	John F. Geddes
Title:	Assistant Treasurer

Accepted: October 28, 2016

By:	BNP PARIBAS

By:	/s/ Hugh Pryse Davies
	Name:	Hugh Pryse Davies
	Title:	Duly Authorised Signatory

By:	/s/ Heike Kruger
	Name:	Heike Kruger
	Title:	Authorised Signatory

Accepted: October 28, 2016

By:	ING BANK N.V.

By:	/s/ Mark Pieter de Boer
	Name:	Mark Pieter de Boer
	Title:	Global Head of FM Sales, ING Wholesale Banking

By:	/s/ P.G. van der Linde
	Name:	P.G. van der Linde
	Title:	Legal Counsel

Accepted: October 28, 2016

By:	MIZUHO INTERNATIONAL PLC

By:	/s/ Guy Reid
Name: Guy Reid
Title: Managing Director

Accepted: October 28, 2016

By:	MUFG SECURITIES EMEA PLC

By:	/s/ Trevor Kemp
Name: Trevor Kemp
Title: Authorised Signatory

Accepted: October 28, 2016

By:	DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

By:	/s/ Adam Raucher
Name: Adam Raucher
Title: Managing Director

Accepted: October 28, 2016

By:	UNICREDIT BANK AG

By:	/s/ Claus Fincke
Name: Claus Fincke
Title: Associate Director

By:	/s/ Matthias Preißer
Name: Matthias Preißer
Title: Director

Schedule 1

Underwriters	Principal Amount of Notes
BNP Paribas	€125,000,000
ING Bank N.V.	125,000,000
Mizuho International plc	125,000,000
MUFG Securities EMEA plc	75,000,000
Deutsche Bank AG, London Branch	25,000,000
UniCredit Bank AG	25,000,000

Total	€500,000,000

Schedule 1-1

Schedule 2

1.	The term sheet set forth in Schedule 3 hereto.

Schedule 2-1

Schedule 3

€500,000,000

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

1.250% Notes due 2026

Fully and Unconditionally Guaranteed by

WHIRLPOOL CORPORATION

Pricing Term Sheet

October 28, 2016

Issuer:	Whirlpool Finance Luxembourg S.à r.l.

Parent Guarantor:	Whirlpool Corporation

Rank:	Senior, Unsecured

Principal Amount:	€500,000,000

Offering Format:	SEC Registered

Maturity Date:	November 2, 2026

Coupon (Interest Rate):	1.250%

Listing:	Application will be made to list the notes on the Official List of the Irish Stock Exchange and have the Securities admitted to trading on the Global Exchange Market thereof.

Price to Public:	98.711%

Yield to Maturity:	1.389%

Spread to Benchmark Bund:	+120.9 bps

Benchmark Bund:	DBR 0.000% due August 15, 2026

Benchmark Bund Price and Yield:	98.26; 0.180%

Spread to Mid Swaps:	+87 bps

Mid Swaps Yield:	0.519%

Interest Payment Date:	Annually on November 2, commencing November 2, 2017

Day Count Convention:	ACTUAL/ACTUAL (ICMA)

Make-Whole Call:	Prior to August 2, 2026, at a discount rate of Comparable Government Bond Rate plus 20 basis points

Par Call:	On or after August 2, 2026

Trade Date:	October 28, 2016

Settlement Date:	November 2, 2016 (T+3)

Change of Control Offer to Purchase:	If the Parent Guarantor experiences a Change of Control Repurchase Event, the Issuer will be required, unless it has exercised the right to redeem the notes, to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

ISIN/Common Code:	XS1514149159 / 151414915

Joint Book-Running Managers:	BNP Paribas ING Bank N.V. Mizuho International plc MUFG Securities EMEA plc

Co-Managers:	Deutsche Bank AG, London Branch UniCredit Bank AG

Stabilization/FCA

Schedule 3-1

The parent guarantor and the issuer have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the parent guarantor has filed with the SEC for more complete information about the parent guarantor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the parent guarantor, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas, toll free at 1-800-854-5674, ING Bank N.V. at +31 20 503 0977 or Mizuho International plc at +44 207 090 6929.

Schedule 3-2

Annex A

[Provided under separate cover]

Annex A-1

Annex B

[Provided under separate cover]

Annex B-1

Annex C

[Provided under separate cover]

Annex C-1